UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

TXP CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49743 (Commission File Number)	88-0443110 (IRS Employer Identification No.)

1299 Commerce Drive, Richardson, Texas 75081 Telephone No.: (214) 575-9300 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 11, 2008, TXP Corporation (the “Company”) received a default letter (the “Default Letter”) from YA Global Investments, L.P. (“YA Global”) pursuant to which YA Global notified the Company that the Company is in default under the financing transactions entered into between the parties, including, without limitation (i) the securities purchase agreement dated as of May 29, 2008, (ii) the secured convertible debentures issued to YA Global thereunder (the “Debentures”), (iii) the security agreement between the Company and YA Global dated as of May 29, 2008, (iv) the securities purchase agreement dated as of March 30, 2007, (v) the secured convertible notes issued to YA Global thereunder (the “Notes” and collectively with the Debentures, the “Debentures”), and (vi) all documents and instruments entered into in connection with the foregoing (collectively, the “Transaction Documents”).

Under the Default Letter, YA Global claims that one or more defaults have occurred under the Transaction Documents as a result of, among other things (i) the Company’s failure to pay indebtedness in an amount exceeding $250,000, and (ii) the Company stating that it is unable to pay its debts generally as they come due, and failure to pay its debts as they come due (the “Existing Defaults”).  Accordingly, YA Global demanded that the Company immediately repay all of its obligations (the “Obligations”) to YA Global under the Transaction Documents, which amounts to $10,212,067 as of December 17, 2008, inclusive of accrued and unpaid interest.  In addition, YA Global stated its intention to proceed with the exercise of its rights and remedies under the Transaction Documents, including, without limitation, taking whatever action that might be appropriate to ensure that the Company does not take any actions that may impair its ability to make full and timely performance of its obligations to YA Global.

The Company has been actively and diligently engaging in negotiations with YA Global in order to reach an amicable resolution, including, without limitation, entering into a forbearance, redemption or similar agreement. In addition, the Company has been actively seeking sources of financing in order to redeem the outstanding debt owed to YA Global and to resume operations. Notwithstanding the foregoing, there can be no assurance that the Company will enter into definitive agreements to consummate either of the transactions described above.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

 The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.

Item 8.01 Other Events.

On December 12, 2008, the board of directors of the Company elected to temporarily suspend all operations of the Company’s business, due to the Company's inability to secure the financing required to continue operations.  In connection with the Company’s temporary suspension of operations, the Company has suspended the employment of substantially all of its employees, other than its executive officers, who are not being compensated during the temporary suspension of operations. As instructed by the board of directors, management intends to continue to pursue financing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

99.1	Default Letter dated as of December 11, 2008 from YA Global Investments, L.P. to TXP Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Date: December 31, 2008	By:	/s/ Michael C. Shores
Michael C. Shores
Chief Executive Officer